Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies in his capacity as an officer of American Physicians Capital, Inc. (the “Company”), for purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Annual Report of the Company on Form 10-K for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
     (2) The information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 9, 2006

/s/ R. Kevin Clinton
R. Kevin Clinton President and Chief Executive Officer

/s/ Frank H. Freund
Frank H. Freund Senior Executive Vice President, Treasurer and Chief Financial Officer